EXHIBIT 10.17

THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
ZIONS BANCORPORATION

THIS THIRD AMENDMENT, dated and effective as of the thirteenth day of June, 2012, and effective on that date unless otherwise stated herein, by and between Fidelity Management Trust Company (the “Trustee”) and Zions Bancorporation (the “Sponsor”);

WITNESSETH:
WHEREAS, the Trustee and the Sponsor heretofore entered into a Master Trust Agreement dated September 1, 2006, with regard to the Zions Bancorporation Restated Deferred Compensation Plan, Zions Bancorporation Restated Deferred Compensation Plan for Directors, and the Restated Amegy Bancorporation, Inc. Non-Employees Directors Deferred Fee Plan (collectively and individually, the “Plan”); and

WHEREAS, the Sponsor has informed the Trustee, with respect to the Zions Bancorporation Restated Deferred Compensation Plan (the “Restated DCP”), that due to a redemption of the Zions Preferred Stock E Fund (“Stock Fund”), the Stock Fund will be eliminated as an investment option under the Restated DCP; therefore, effective at the close of business (4:00 p.m. ET) (“Market Close”) on June 13, 2012, the assets of the Stock Fund are frozen to all transactions; and

WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Section 8(c) of the Trust Agreement, effective at Market Close on June 13, 2012, to redirect all participant contributions directed to the Stock Fund to be invested in the Fidelity Money Market Trust Retirement Money Market Portfolio. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this redirection directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Sponsor has informed the Trustee that, in accordance to the terms of the redemption agreement, each Stock Fund shareholder will receive $25.00 in cash for each share of Preferred Stock E held in the Stock Fund, and a prorated amount for any fractional share held in the Stock Fund; and, upon receipt by the Plan of the cash proceeds, the cash proceeds shall be invested in the Fidelity Money Market Trust Retirement Money Market Portfolio; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)
Effective at Market Close on June 13, 2012, amending Schedule “C”, Investment Options, to delete the reference to “Zions Preferred Stock E Fund (Real Time Trading Option)”, and replace it with the following:

(1)	Zions Preferred Stock E Fund (Real Time Trading Option) (frozen to all transactions)

(2)
Effective upon completion of the above-referenced Zions Preferred Stock E Fund liquidation, amending Section 1, Definitions, to delete subsection (pp), Zions Preferred Stock E, and (qq), Zions Preferred Stock E Fund, in their entirety.

(3)
Effective upon completion of the above-referenced Zions Preferred Stock E Fund liquidation, amending Section 5(f), Zions Common Stock and Zions Preferred Stock in the Zions Bancorporation Restated Deferred Compensation Plan, by restating the first paragraph, in its entirety, as follows:

Trust investments in Zions Common Stock shall be made via the Zions Common Stock Fund. Trust investment in Zions Preferred Stock A shall be made via the Zions Preferred Stock A Fund. Trust investment in Zions Preferred Stock B shall be made via the Zions Preferred Stock B Fund. Trust investment in Zions Preferred Stock C shall be made via the Zions Preferred Stock C Fund. References in this section to Zions Preferred Stock shall mean, individually and collectively, Zions Preferred Stock A, Zions Preferred Stock B and Zions Preferred Stock C.

(4)	Effective upon completion of the above-referenced Zions Preferred Stock E Fund liquidation, amending Schedule “C”, Investment Options, to delete the following:

(4)	Zions Preferred Stock E Fund (Real Time Trading Option) (frozen to all transactions)
IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

ZIONS BANCORPORATION	FIDELITY MANAGEMENT TRUST COMPANY

By: /s/ Tim Hettinger 6/11/12     By: /s/ Mary Beth Paris 6/28/12
Authorized Signatory Date        FMTC Authorized Signatory Date